Exhibit 10.7

Execution Version

LETTER AGREEMENT

Wingshooter Acquisition Corp.

1776 Peachtree Street NW, Suite 100

Atlanta, GA 30309

December 31, 2020

[●]

Dear [●]:

Reference is made to the Stock Purchase Agreement, dated as of December 31, 2020 (the “Agreement”), by and between Wingshooter Acquisition Corp., a Georgia corporation (the “Company”), and [●], a Georgia resident (the “Investor”). The Company and Georgia Banking Company, Inc. (“Georgia Banking Company”) entered into that certain Amended and Restated Agreement and Plan of Merger, dated November 11, 2020 (the “Merger Agreement”), pursuant to which the Company will merge with and into Georgia Banking Company, with Georgia Banking Company being the surviving entity (the “Acquisition”). References to the Company in this letter following the Acquisition shall be deemed to be references to Georgia Banking Company. Pursuant to the Agreement, the Investor has agreed to purchase from the Company up to that certain number of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) indicated on the Investor’s signature page to the Agreement. As an inducement for the Investor to enter into the Agreement, the Company granted the Investor the rights set forth in the Investor Rights Agreement, dated as of December 31, 2020 (the “Investor Rights Agreement”), by and between the Company and the Investor, and the Registration Rights Agreement, dated as of December 31, 2020 (the “Registration Rights Agreement”), by and between the Company and the Investor. Capitalized terms used herein without definition shall have the respective meanings in the Agreement.

For good and valuable consideration acknowledged to have been received, the Company hereby agrees that for so long as the Investor, directly or through one or more Affiliates, continues to hold any shares of equity in the Company, the Company shall:

1.	[Provide the Investor or an individual designated by the Investor with the governance rights set forth in the Investor Rights Agreement;]

2.	Without limitation or prejudice of any of the rights provided to the Investor under the Agreement, the Investor Rights Agreement, the Registration Rights Agreement, or any other agreement or otherwise, provide the Investor or an individual designated by the Investor with:

a.	the right to visit and inspect any of the offices and properties of the Company and its subsidiaries and examine and inspect the books and records of the Company and its subsidiaries, at such times as the Investor shall reasonably request upon three (3) business days’ notice but not more frequently than once per calendar year, provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Company or its subsidiaries in accordance with the provisions and subject to the limitations of applicable law or regulation;

b.	consolidated balance sheets and statements of income and cash flows of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (i) as of the end of each quarter of each fiscal year as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (ii) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred twenty (120) days after the end of such fiscal year and together with an auditor’s report thereon of a firm of established national reputation; and

c.	to the extent the Company or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or any of its subsidiaries to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Company or its subsidiaries as soon as available; provided that, in each case, if the Company makes the information described in clauses (b) and (c) of this Section 2 available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

3.	Make appropriate officers and directors of the Company and its subsidiaries available periodically and at such times as reasonably requested by the Investor for consultation with, and advisement by, the Investor or its designated representative, but not more frequently than once per calendar year, with respect to matters relating to the business and affairs of the Company and its subsidiaries;

4.	To the extent consistent with applicable law [and so long as the Investor does not have a representative or observer on the Company’s board of directors], inform the Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the articles of incorporation, bylaws and other organization documents of the Company or its subsidiaries, and to provide the Investor or its designated representative with the right to consult with the Company and its subsidiaries with respect to such actions; provided that such consultation rights shall be limited to once per calendar quarter; provided further that the Investor is aware that it may receive material nonpublic information about the Company, and the Investor agrees that it is aware of and shall comply with the federal and state securities laws that restrict any Person who has material, non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities; and cooperate in good faith with the Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Company and the Investor and consistent with the Federal Reserve’s rule for Control and Divestiture Proceedings as codified in the Federal Reserve’s Regulation Y, provided that such consultation rights shall be limited to once per calendar quarter.

The Company agrees to consider, and to cause its subsidiaries to consider, in good faith, the recommendations of the Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company and its subsidiaries, as applicable.

The Investor agrees, and will require each designated representative of the Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the Investor takes commercially reasonable steps to minimize the extent of any such required disclosure.

In the event the Investor transfers all or any portion of its investment in the Company to an entity owned or controlled by the Investor, such entity shall be afforded the same rights that the Company has afforded to the Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

The rights of the Investor under this letter agreement are unique to the Investor and shall not be assignable or transferrable other than to an entity owned or controlled by the Investor.

The letter agreement will expire when the Investor, directly or through one or more Affiliates, no longer holds any shares of equity of the Company.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the state of Georgia and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Wingshooter Acquisition Corp.

By:

Name:	[●]
Title:	[●]

Agreed and acknowledged as of the date first above written:

[●]